EXHIBIT 99.1
News Release Contacts:
MEDIA: Mayura Hooper Charles Schwab Phone: 415-667-1525	INVESTORS/ANALYSTS: Rich Fowler Charles Schwab Phone: 415-667-1841

SCHWAB FOURTH QUARTER NET INCOME OF $935 MILLION CAPS RECORD YEAR
2018 Revenues Rise 18% to $10.1 Billion, Net Income Grows 49% to $3.5 Billion, Both Records
Core Net New Assets Reach a Record $227.8 Billion, up 15%

SAN FRANCISCO, January 16, 2019 – The Charles Schwab Corporation announced today that its net income for the fourth quarter of 2018 was $935 million, up 57% from $597 million for the fourth quarter of 2017. Net income for the twelve months ended December 31, 2018 was $3.5 billion, up 49% year-over-year.

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
Financial Highlights	2018	2017	Change	2018	2017	Change

Net revenues (in millions)	$2,669	$2,242	19%	$10,132	$8,618	18%
Net income (in millions)	$935	$597	57%	$3,507	$2,354	49%
Diluted earnings per common share	$.65	$.41	59%	$2.45	$1.61	52%
Pre-tax profit margin	45.3%	42.5%		45.0%	42.4%
Return on average common
stockholders’ equity (annualized)	20%	14%		19%	15%

Note: All per-share results are rounded to the nearest cent, based on weighted-average diluted common shares outstanding.

CEO Walt Bettinger said, “Our ability to build stronger client relationships and set financial records through a volatile environment reaffirmed the power of Schwab’s ‘Virtuous Cycle’ in 2018. While the year began with strong market momentum, February saw a surge of volatility, including the largest-ever one-day increase in the Cboe Volatility Index®. After a relatively stable summer, the S&P 500® reached an all-time high in September, before dropping 580 points to ultimately end the year 6% lower than month-end December 2017. Throughout these ups and downs, disciplined execution of our ‘Through Clients’ Eyes’ strategy helped us succeed with clients – households new to Retail rose 20% compared to 2017, with 53% of those new clients under the age of 40. Another measure of our success is the willingness of new and existing clients to trust us with their hard-earned assets. Both of our primary businesses posted record inflows in 2018, with Retail and Advisor Services net new assets rising 37% and 7%, respectively. Altogether, investors rewarded Schwab with a record $227.8 billion in core net new assets, up 15% from the previous record in 2017 and more than twice the 2008 total – clear evidence of our asset gathering capabilities. These impressive flows were driven, in part, by our ability to win in a competitive marketplace as we continued attracting more than two dollars of inflow for every dollar out in 2018. Our strong net new assets largely offset lower market valuations and we ended the year at $3.25 trillion in total client assets.”

Mr. Bettinger continued, “We remain well-positioned to continue driving robust business growth; with less than 10% market share, we still have ample opportunity ahead of us even as our client base reaches new highs. Last year, clients opened a record 1.6 million new brokerage accounts, up 9% from the previous year. Record client activity and help from the broader environment contributed to our sixth straight year of record revenues, which totaled

$10.1 billion, up 18% from 2017. Our ratio of expenses to client assets, a key measure of our efficiency and one of our core competitive advantages, remained at our all-time low of 16 basis points – the best we’ve seen among public investment services firms. By balancing near-term profitability with long-term investments for growth and efficiency, along with support from a more favorable tax rate, we achieved the fifth consecutive year of record net income, up 49% to $3.5 billion. These results were made possible by our employees’ commitment to championing our clients’ goals every day, and in the fourth quarter we rewarded our non-officer employees with a one-time stock award totaling $36 million.”

Mr. Bettinger added, “We seek to offer a ‘no trade-offs’ approach to investors and are dedicated to sharing the benefits of our scale with them. We expanded access to investing in the fourth quarter by removing minimums for individual U.S. brokerage and retirement accounts. We also lowered the operating expense ratios on five market cap index mutual funds, removed investment minimums, and consolidated share classes across a variety of our mutual funds. During 2018, we enhanced our product line-up, adding 23 ETFs to Schwab ETF OneSource™ to total 265 ETFs covering 70 Morningstar categories. Additionally, consistent with our focus on improving transparency in investing, we introduced order-by-order price improvement reporting, enabling our clients to see how much they save on their equity trades. As we continue to seek ways to enhance our value proposition, product offering, and transparency, we are also striving to serve our clients where and how they choose. Throughout the year we hired over 500 client-facing employees, relocated or renovated 21 company-owned branches, and expanded the number of independent branches from 40 to 53. And we were honored to receive the ‘Highest in Investor Satisfaction with Full Service Brokerage Firms’ by J.D. Power* for the third consecutive year. We see this recognition as an affirmation of the importance of building trust and loyalty with our clients. We know when we do right by them they will reward us by bringing their assets to Schwab, fueling our growth well into the future.”

CFO Peter Crawford commented, “Schwab’s 2018 record financial performance once again demonstrates the effectiveness of the company’s financial formula. By focusing on our clients’ needs, we attract assets, and then we translate that business growth into solid revenue growth while at the same time exercising expense discipline – all of which leads to enhanced bottom-line performance. With an organic asset growth rate of 7% and a supportive environment for much of the year, we crossed the $10 billion revenue mark for the first time, producing 18% growth over 2017. Net interest revenue set a record at $5.8 billion, up 36% year-over-year, due to the Fed’s rate normalization and higher interest-earning assets, which reflect growth from both client cash allocations and the transfer of sweep money market funds to bank and broker-dealer sweep. As we progressed with these transfers, the corresponding money fund revenue naturally declined, yet positive flows in our advice solutions kept asset management and administration fees at $3.2 billion, down just 5% from last year. Record trading activity from our clients resulted in trading revenue reaching $763 million, up 17% from 2017. Our 12% increase in expenses encompasses our expected investments to support and fuel our business growth, including additional client-facing employees and our 2018 priorities – Application Modernization, Business Process Transformation, and Digital Accelerator. Our spending also reflects our late-year decisions to increase marketing and reward our employees, somewhat offset by the elimination of the FDIC surcharge. Overall, we delivered a 550 basis point gap between revenue and expense growth and produced a record 45.0% pre-tax profit margin, a 260 basis point expansion over last year.”

Mr. Crawford concluded, “Throughout 2018 we effectively managed our balance sheet to drive a 19% return on equity – the company’s highest annual level in ten years. We grew our consolidated balance sheet 22% to end the year at $297 billion, reflecting client cash allocations through the year – including a December surge in the midst of heightened market volatility – and $72 billion of sweep transfers. We ended the year with $30 billion remaining in sweep money market fund balances. Even with these transfers, we continued to generate more than enough capital to support our ongoing business growth and began accelerating returns to our stockholders. During 2018, our Board of Directors raised the quarterly cash dividend 63% and authorized a $1 billion Share Repurchase Program in October, which we completed by year-end; our preliminary Tier 1 Leverage Ratio was 7.1% at December 31st, just above our operating objective of 6.75%-7%. We will continue to utilize capital, as necessary, to fund and support balance sheet growth. At the same time, we are working with our Board to implement an approach for returning excess capital to stockholders, as Schwab’s story evolves to include both strong business growth and more meaningful capital returns.”

Supporting schedules and selected balances are either attached or located at: http://www.aboutschwab.com/investor-relations/financial-reports.

*Disclaimer: Charles Schwab received the highest numerical score in the J.D. Power 2016-2018 Full Service Investor Satisfaction Study. 2018 study based on 4,419 total responses from 18 firms measuring opinions of investors who used full service investment institutions, surveyed November-December 2017. Your experiences may vary. Visit jdpower.com/awards.

Commentary from the CFO
Periodically, our Chief Financial Officer provides insight and commentary regarding Schwab’s financial picture at: http://www.aboutschwab.com/investor-relations/cfo-commentary. The most recent commentary, which provides perspective on crossing the $250 billion consolidated asset threshold for heightened regulatory requirements, was posted on August 14, 2018.

Business Update
The company has scheduled a Business Update for institutional investors on Tuesday, February 5, 2019. The Update is scheduled to run from approximately 8:30 a.m. - 12:15 p.m. PT, 11:30 a.m. - 3:15 p.m. ET. Participants will include members of the company’s executive management. A simultaneous webcast of this Update will be accessible to the public at http://schwabevents.com/corporation.

Forward-Looking Statements
This press release contains forward-looking statements relating to growth in the client base, accounts and assets; growth in revenues, earnings and profits; expenses; capital returns to stockholders; Tier 1 Leverage Ratio operating objective; and balance sheet growth. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations.
Important factors that may cause such differences include, but are not limited to, the company’s ability to attract and retain clients and registered investment advisors and grow those relationships and client assets; general market conditions, including the level of interest rates, equity valuations, and trading activity; competitive pressures on pricing, including deposit rates; the company’s ability to develop and launch new products, services, infrastructure and capabilities in a timely and successful manner; client use of the company’s advisory solutions and other products and services; level of client assets, including cash balances; capital and liquidity needs and management; client sensitivity to interest rates; the company’s ability to manage expenses; the timing and amount of transfers to bank sweep; and other factors set forth in the company’s most recent report on Form 10-K.
About Charles Schwab
The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 355 offices and 11.6 million active brokerage accounts, 1.7 million corporate retirement plan participants, 1.3 million banking accounts, and $3.25 trillion in client assets as of December 31, 2018. Through its operating subsidiaries, the company provides a full range of wealth management, securities brokerage, banking, asset management, custody, and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and lending services and products. More information is available at www.schwab.com and www.aboutschwab.com.
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THE CHARLES SCHWAB CORPORATION
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net Revenues
Interest revenue	$1,914	$1,266	$6,680	$4,624
Interest expense	(288)	(119)	(857)	(342)
Net interest revenue	1,626	1,147	5,823	4,282
Asset management and administration fees	755	863	3,229	3,392
Trading revenue	206	154	763	654
Other	82	78	317	290
Total net revenues	2,669	2,242	10,132	8,618
Expenses Excluding Interest
Compensation and benefits	805	711	3,057	2,737
Professional services	178	151	654	580
Occupancy and equipment	128	113	496	436
Advertising and market development	93	63	313	268
Communications	63	60	242	231
Depreciation and amortization	80	69	306	269
Regulatory fees and assessments	31	46	189	179
Other	81	76	313	268
Total expenses excluding interest	1,459	1,289	5,570	4,968
Income before taxes on income	1,210	953	4,562	3,650
Taxes on income (1)	275	356	1,055	1,296
Net Income	935	597	3,507	2,354
Preferred stock dividends and other	50	47	178	174
Net Income Available to Common Stockholders	$885	$550	$3,329	$2,180
Weighted-Average Common Shares Outstanding:
Basic	1,343	1,343	1,348	1,339
Diluted	1,354	1,358	1,361	1,353
Earnings Per Common Shares Outstanding:
Basic	$.66	$.41	$2.47	$1.63
Diluted	$.65	$.41	$2.45	$1.61

(1) Taxes on income were increased by approximately $46 million in December 2017 due to the enactment of the Tax Cuts and Jobs Act.

THE CHARLES SCHWAB CORPORATION
Financial and Operating Highlights
(Unaudited)

	Q4-18 % change		2018				2017
	vs.	vs.	Fourth	Third	Second	First	Fourth
(In millions, except per share amounts and as noted)	Q4-17	Q3-18	Quarter	Quarter	Quarter	Quarter	Quarter
Net Revenues
Net interest revenue	42%	6%	$1,626	$1,527	$1,407	$1,263	$1,147
Asset management and administration fees	(13)%	(7)%	755	809	814	851	863
Trading revenue	34%	17%	206	176	180	201	154
Other	5%	22%	82	67	85	83	78
Total net revenues	19%	3%	2,669	2,579	2,486	2,398	2,242
Expenses Excluding Interest
Compensation and benefits	13%	9%	805	737	745	770	711
Professional services	18%	9%	178	164	156	156	151
Occupancy and equipment	13%	3%	128	124	122	122	113
Advertising and market development	48%	33%	93	70	77	73	63
Communications	5%	7%	63	59	58	62	60
Depreciation and amortization	16%	3%	80	78	75	73	69
Regulatory fees and assessments	(33)%	(46)%	31	57	50	51	46
Other	7%	14%	81	71	72	89	76
Total expenses excluding interest	13%	7%	1,459	1,360	1,355	1,396	1,289
Income before taxes on income	27%	(1)%	1,210	1,219	1,131	1,002	953
Taxes on income	(23)%	(7)%	275	296	265	219	356
Net Income	57%	1%	$935	$923	$866	$783	$597
Preferred stock dividends and other	6%	32%	50	38	53	37	47
Net Income Available to Common Stockholders	61%	—	$885	$885	$813	$746	$550
Earnings per common share:
Basic	61%	—	$.66	$.66	$.60	$.55	$.41
Diluted	59%	—	$.65	$.65	$.60	$.55	$.41
Dividends declared per common share	63%	—	$.13	$.13	$.10	$.10	$.08
Weighted-average common shares outstanding:
Basic	—	(1)%	1,343	1,351	1,350	1,347	1,343
Diluted	—	(1)%	1,354	1,364	1,364	1,362	1,358
Performance Measures
Pre-tax profit margin			45.3%	47.3%	45.5%	41.8%	42.5%
Return on average common stockholders’ equity (annualized) (1)			20%	20%	19%	18%	14%
Financial Condition (at quarter end, in billions)
Cash and investments segregated	(10)%	60%	$13.6	$8.5	$11.0	$12.8	$15.1
Receivables from brokerage clients — net	5%	(3)%	21.7	22.4	22.4	21.2	20.6
Bank loans — net	1%	—	16.6	16.6	16.6	16.4	16.5
Total assets	22%	9%	296.5	272.1	261.9	248.3	243.3
Bank deposits	36%	8%	231.4	213.4	199.9	190.2	169.7
Payables to brokerage clients	5%	17%	32.7	27.9	30.3	31.1	31.2
Short-term borrowings	(100)%	—	—	—	—	—	15.0
Long-term debt	44%	19%	6.9	5.8	5.8	4.1	4.8
Stockholders’ equity	12%	—	20.7	20.8	20.1	19.3	18.5
Other
Full-time equivalent employees (at quarter end, in thousands)	11%	2%	19.5	19.1	18.7	18.2	17.6
Capital expenditures — purchases of equipment, office facilities, and property, net (in millions)	13%	2%	$159	$156	$126	$135	$141
Expenses excluding interest as a percentage of average client assets (annualized)			0.17%	0.15%	0.16%	0.17%	0.16%
Clients’ Daily Average Trades (in thousands)
Revenue trades (2)	35%	22%	466	382	376	462	345
Asset-based trades (3)	57%	46%	188	129	149	139	120
Other trades (4)	31%	24%	213	172	179	211	163
Total	38%	27%	867	683	704	812	628
Average Revenue Per Revenue Trade (2)	(3)%	(2)%	$7.13	$7.27	$7.30	$7.24	$7.33

(1) Return on average common stockholders’ equity is calculated using net income available to common stockholders divided by average common stockholders’ equity.
(2) Includes all client trades that generate trading revenue (i.e., commission revenue or principal transaction revenue); also known as DART.
(3) Includes eligible trades executed by clients who participate in one or more of the company’s asset-based pricing relationships.
(4) Includes all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

THE CHARLES SCHWAB CORPORATION
Net Interest Revenue Information
(In millions)
(Unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2018			2017			2018			2017
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets
Cash and cash equivalents	$22,590	$131	2.27%	$11,582	$37	1.27%	$17,783	$348	1.93%	$9,931	$109	1.10%
Cash and investments segregated	9,854	57	2.28%	15,307	46	1.19%	11,461	206	1.78%	18,525	166	0.90%
Broker-related receivables	241	2	3.99%	438	1	0.91%	303	6	2.09%	430	3	0.70%
Receivables from brokerage clients	20,584	230	4.38%	17,478	160	3.63%	19,870	830	4.12%	16,269	575	3.53%
Available for sale securities (1)	59,720	382	2.52%	47,016	200	1.69%	54,542	1,241	2.26%	53,040	815	1.54%
Held to maturity securities	138,629	928	2.66%	115,694	663	2.27%	131,794	3,348	2.53%	103,599	2,354	2.27%
Bank loans	16,649	149	3.55%	16,378	125	3.03%	16,554	559	3.37%	15,919	472	2.97%
Total interest-earning assets	268,267	1,879	2.77%	223,893	1,232	2.18%	252,307	6,538	2.57%	217,713	4,494	2.06%
Other interest revenue		35			34			142			130
Total interest-earning assets	$268,267	$1,914	2.82%	$223,893	$1,266	2.24%	$252,307	$6,680	2.63%	$217,713	$4,624	2.12%
Funding sources
Bank deposits	$217,325	$206	0.38%	$165,552	$50	0.12%	$199,139	$545	0.27%	$163,998	$148	0.09%
Payables to brokerage clients	19,953	19	0.38%	23,038	5	0.09%	21,178	56	0.27%	25,403	16	0.06%
Short-term borrowings (2)	5	—	1.69%	9,520	30	1.25%	3,359	54	1.59%	3,503	41	1.17%
Long-term debt	6,524	59	3.59%	3,671	30	3.24%	5,423	190	3.50%	3,431	119	3.47%
Total interest-bearing liabilities	243,807	284	0.46%	201,781	115	0.23%	229,099	845	0.37%	196,335	324	0.17%
Non-interest-bearing funding sources	24,460			22,112			23,208			21,378
Other interest expense		4			4			12			18
Total funding sources	$268,267	$288	0.43%	$223,893	$119	0.21%	$252,307	$857	0.34%	$217,713	$342	0.15%
Net interest revenue		$1,626	2.39%		$1,147	2.03%		$5,823	2.29%		$4,282	1.97%
(1) Amounts have been calculated based on amortized cost.
(2) Interest expense was less than $500,000 in the period presented.

THE CHARLES SCHWAB CORPORATION
Asset Management and Administration Fees Information
(In millions)
(Unaudited)

	Three Months Ended December 31,						Twelve Months Ended December 31,
	2018			2017			2018			2017
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$137,541	$117	0.34%	$162,249	$200	0.49%	$141,018	$568	0.40%	$160,735	$875	0.54%
Fee waivers		—			—			—			(10)
Schwab money market funds	137,541	117	0.34%	162,249	200	0.49%	141,018	568	0.40%	160,735	865	0.54%
Schwab equity and bond funds and ETFs	211,367	63	0.12%	179,764	60	0.13%	207,385	258	0.12%	158,625	223	0.14%
Mutual Fund OneSource® and other non- transaction fee funds	191,620	156	0.32%	219,157	178	0.32%	210,429	680	0.32%	215,333	706	0.33%
Other third-party mutual funds and ETFs (1)	325,497	71	0.09%	309,007	69	0.09%	328,150	287	0.09%	286,111	251	0.09%
Total mutual funds and ETFs (2)	$866,025	407	0.19%	$870,177	507	0.23%	$886,982	1,793	0.20%	$820,804	2,045	0.25%
Advice solutions (2)
Fee-based	$226,184	280	0.49%	$216,546	278	0.51%	$227,790	1,139	0.50%	$203,794	1,043	0.51%
Non-fee-based	64,085	—	—	55,368	—	—	62,813	—	—	48,936	—	—
Total advice solutions	$290,269	280	0.38%	$271,914	278	0.41%	$290,603	1,139	0.39%	$252,730	1,043	0.41%
Other balance-based fees (3)	380,193	59	0.06%	451,310	66	0.06%	398,495	250	0.06%	417,659	258	0.06%
Other (4)		9			12			47			46
Total asset management and administration fees		$755			$863			$3,229			$3,392
(1) Includes Schwab ETF OneSource™.
(2) Advice solutions include managed portfolios, specialized strategies, and customized investment advice such as Schwab Private Client, Schwab Managed Portfolios, Managed Account Select®, Schwab Advisor Network®, Windhaven® Strategies, ThomasPartners® Strategies, Schwab Index Advantage® advised retirement plan balances, Schwab Intelligent Portfolios®, Institutional Intelligent Portfolios®, and Schwab Intelligent Advisory®, launched in March 2017; as well as legacy non-fee advice solutions including Schwab Advisor Source and certain retirement plan balances. Beginning the fourth quarter of 2017, a prospective change was made to add non-fee based average assets from managed portfolios. Average client assets for advice solutions may also include the asset balances contained in the mutual fund and/or ETF categories listed above. For the total end of period view, please see the Monthly Activity Report.
(3) Includes various asset-related fees, such as trust fees, 401(k) recordkeeping fees, and mutual fund clearing fees and other service fees.
(4) Includes miscellaneous service and transaction fees relating to mutual funds and ETFs that are not balance-based.

THE CHARLES SCHWAB CORPORATION
Growth in Client Assets and Accounts
(Unaudited)

	Q4-18 % Change		2018				2017
	vs.	vs.	Fourth	Third	Second	First	Fourth
(In billions, at quarter end, except as noted)	Q4-17	Q3-18	Quarter	Quarter	Quarter	Quarter	Quarter
Assets in client accounts
Schwab One®, certain cash equivalents and bank deposits	32%	9%	$261.2	$239.5	$228.2	$219.4	$198.6
Proprietary mutual funds (Schwab Funds® and Laudus Funds®)
Money market funds (1)	(6)%	19%	153.5	128.5	134.2	145.0	163.6
Equity and bond funds (2)	(3)%	(13)%	79.9	91.7	86.6	83.4	82.5
Total proprietary mutual funds	(5)%	6%	233.4	220.2	220.8	228.4	246.1
Mutual Fund Marketplace® (3)
Mutual Fund OneSource® and other non-transaction fee funds	(20)%	(15)%	180.5	212.6	212.5	221.6	225.2
Mutual fund clearing services	(38)%	(10)%	164.4	182.2	175.3	178.3	265.4
Other third-party mutual funds	(5)%	(12)%	650.4	740.1	716.1	693.4	682.6
Total Mutual Fund Marketplace	(15)%	(12)%	995.3	1,134.9	1,103.9	1,093.3	1,173.2
Total mutual fund assets	(13)%	(9)%	1,228.7	1,355.1	1,324.7	1,321.7	1,419.3
Exchange-traded funds (ETFs)
Proprietary ETFs (2)	16%	(8)%	115.2	125.2	114.8	104.5	99.1
Schwab ETF OneSource™ (3)	7%	(8)%	30.6	33.3	30.8	29.8	28.7
Other third-party ETFs	—	(8)%	309.9	338.6	322.1	314.7	308.8
Total ETF assets	4%	(8)%	455.7	497.1	467.7	449.0	436.6
Equity and other securities	(6)%	(15)%	1,019.8	1,202.4	1,121.7	1,075.9	1,080.0
Fixed income securities	25%	5%	306.1	290.4	275.1	258.8	245.6
Margin loans outstanding	5%	(7)%	(19.3)	(20.8)	(20.4)	(19.4)	(18.3)
Total client assets	(3)%	(9)%	$3,252.2	$3,563.7	$3,397.0	$3,305.4	$3,361.8
Client assets by business
Investor Services	(6)%	(9)%	$1,701.7	$1,876.9	$1,784.8	$1,740.8	$1,810.9
Advisor Services	—	(8)%	1,550.5	1,686.8	1,612.2	1,564.6	1,550.9
Total client assets	(3)%	(9)%	$3,252.2	$3,563.7	$3,397.0	$3,305.4	$3,361.8
Net growth in assets in client accounts (for the quarter ended)
Net new assets by business
Investor Services (4)	(38)%	3%	$28.7	$27.8	$13.7	$(50.8)	$46.4
Advisor Services	(16)%	4%	26.6	25.7	30.2	32.0	31.7
Total net new assets	(29)%	3%	$55.3	$53.5	$43.9	$(18.8)	$78.1
Net market (losses) gains	N/M	N/M	(366.8)	113.2	47.7	(37.6)	102.5
Net (decline) growth	N/M	N/M	$(311.5)	$166.7	$91.6	$(56.4)	$180.6
New brokerage accounts (in thousands, for the quarter ended)	(2)%	3%	380	369	384	443	386
Client Accounts (in thousands)
Active Brokerage Accounts (5)	8%	1%	11,593	11,423	11,202	11,005	10,755
Banking Accounts	9%	1%	1,302	1,283	1,250	1,221	1,197
Corporate Retirement Plan Participants	6%	2%	1,655	1,627	1,599	1,594	1,568

(1) Total client assets in purchased money market funds are located at: http://www.aboutschwab.com/investor-relations.
(2) Includes proprietary equity and bond funds and ETFs held on and off the Schwab platform. As of December 31, 2018, off-platform equity and bond funds and ETFs were $10.4 billion and $30.1 billion, respectively.
(3) Excludes all proprietary mutual funds and ETFs.
(4) Second quarter of 2018 includes outflows of $9.5 billion from certain mutual fund clearing services clients. First quarter of 2018 includes outflows of $84.4 billion from certain mutual fund clearing services clients. Fourth quarter of 2017 includes an inflow of $16.2 billion from a mutual fund clearing services client.
(5) In September 2018, the definition of active brokerage accounts was standardized across all account types as accounts with activity within the preceding 270 days. This change increased active accounts by approximately 63,000.
N/M Not meaningful.

The Charles Schwab Corporation Monthly Activity Report For December 2018

	2017	2018												Change
	Dec	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Mo.	Yr.
Market Indices (at month end)
Dow Jones Industrial Average	24,719	26,149	25,029	24,103	24,163	24,416	24,271	25,415	25,965	26,458	25,116	25,538	23,327	(9)%	(6)%
Nasdaq Composite	6,903	7,411	7,273	7,063	7,066	7,442	7,510	7,672	8,110	8,046	7,306	7,331	6,635	(9)%	(4)%
Standard & Poor’s 500	2,674	2,824	2,714	2,641	2,648	2,705	2,718	2,816	2,902	2,914	2,712	2,760	2,507	(9)%	(6)%
Client Assets (in billions of dollars) (1)
Beginning Client Assets	3,318.8	3,361.8	3,480.5	3,328.8	3,305.4	3,312.1	3,378.1	3,397.0	3,447.9	3,555.9	3,563.7	3,388.1	3,431.9
Net New Assets (1)	27.0	11.5	(50.5)	20.2	0.4	19.4	24.1	16.3	20.8	16.4	14.9	15.6	24.8	59%	(8)%
Net Market Gains (Losses)	16.0	107.2	(101.2)	(43.6)	6.3	46.6	(5.2)	64.6	57.2	(8.6)	(190.5)	28.2	(204.5)
Total Client Assets (at month end)	3,361.8	3,480.5	3,328.8	3,305.4	3,312.1	3,378.1	3,397.0	3,477.9	3,555.9	3,563.7	3,388.1	3,431.9	3,252.2	(5)%	(3)%
Core Net New Assets (2)	27.0	18.7	21.3	25.6	9.9	19.4	24.1	16.3	20.8	16.4	14.9	15.6	24.8	59%	(8)%
Receiving Ongoing Advisory Services (at month end)
Investor Services	268.7	278.6	273.0	273.2	274.7	279.1	280.0	287.0	292.0	292.7	280.3	284.7	272.4	(4)%	1%
Advisor Services (3)	1,431.1	1,483.7	1,449.5	1,444.4	1,451.6	1,478.0	1,488.7	1,525.5	1,555.3	1,559.2	1,485.8	1,510.1	1,436.1	(5)%	—
Client Accounts (at month end, in thousands)
Active Brokerage Accounts (4)	10,755	10,858	10,936	11,005	11,081	11,145	11,202	11,243	11,310	11,423	11,479	11,529	11,593	1%	8%
Banking Accounts	1,197	1,210	1,218	1,221	1,230	1,240	1,250	1,262	1,274	1,283	1,289	1,297	1,302	—	9%
Corporate Retirement Plan Participants	1,568	1,580	1,580	1,594	1,599	1,599	1,599	1,611	1,621	1,627	1,634	1,639	1,655	1%	6%
Client Activity
New Brokerage Accounts (in thousands)	147	165	138	140	141	122	121	118	132	119	133	115	132	15%	(10)%
Inbound Calls (in thousands)	2,046	2,303	2,005	2,145	2,034	1,852	1,814	1,849	1,964	1,715	1,976	1,681	1,839	9%	(10)%
Web Logins (in thousands)	54,486	64,488	60,830	58,906	55,980	56,234	56,491	57,137	62,797	53,923	59,261	54,654	53,920	(1)%	(1)%
Client Cash as a Percentage of Client Assets (5)	10.8%	10.4%	10.9%	11.0%	10.9%	10.6%	10.7%	10.5%	10.4%	10.3%	11.1%	11.2%	12.8%	160 bp	200 bp
Mutual Fund and Exchange-Traded Fund
Net Buys (Sells) (6, 7) (in millions of dollars)
Large Capitalization Stock	1,023	496	715	(158)	410	953	981	486	918	311	308	331	717
Small / Mid Capitalization Stock	274	(125)	(167)	130	359	753	1,195	768	(186)	151	(1,344)	(456)	(1,414)
International	1,852	4,306	2,685	1,546	809	372	(498)	(529)	186	(88)	(109)	(418)	(2,163)
Specialized	424	1,569	187	326	122	(19)	383	520	(245)	73	(914)	(397)	(2,105)
Hybrid	307	978	(88)	529	(541)	(241)	(288)	(548)	(678)	(324)	(1,313)	(1,248)	(2,985)
Taxable Bond	2,561	3,284	155	2,117	1,661	1,002	928	879	965	1,371	(351)	(836)	(4,342)
Tax-Free Bond	341	1,247	211	247	(113)	449	588	306	559	262	(591)	(407)	(409)
Net Buy (Sell) Activity (in millions of dollars)
Mutual Funds (6)	775	4,843	(417)	1,976	(36)	(88)	555	(522)	(1,936)	(1,538)	(5,734)	(7,955)	(21,372)
Exchange-Traded Funds (7)	6,007	6,912	4,115	2,761	2,743	3,357	2,734	2,404	3,455	3,294	1,420	4,524	8,671
Money Market Funds	2,968	(5,730)	(4,292)	(9,100)	(4,156)	(2,245)	(4,919)	(4,801)	704	(1,933)	2,546	8,515	13,548
Average Interest-Earning Assets (8)
(in millions of dollars)	228,540	234,619	239,922	241,049	239,833	242,584	249,432	254,211	259,137	261,741	264,156	265,648	274,913	3%	20%

(1) April, March, February, and January 2018 include outflows of $9.5 billion, $5.4 billion, $71.8 billion, and $7.2 billion, respectively, from certain mutual fund clearing services clients.
(2) Net new assets before significant one-time inflows or outflows, such as acquisitions/divestitures or extraordinary flows (generally greater than $10 billion) relating to a specific client. These flows may span multiple reporting periods.
(3) Excludes Retirement Business Services.
(4) In September 2018, the definition of active brokerage accounts was standardized across all account types as accounts with activity within the preceding 270 days. This change increased active accounts by approximately 63,000.
(5) Schwab One®, certain cash equivalents, bank deposits, and money market fund balances as a percentage of total client assets.
(6) Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers. Excludes money market fund transactions.
(7) Represents the principal value of client ETF transactions handled by Schwab, including transactions in proprietary ETFs.
(8) Represents average total interest-earning assets on the company’s balance sheet.